SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2005

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Condition

        On October 27, 2005, Banner Corporation issued its earnings release for the quarter ended September 30, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

             99.1     Press Release of Banner Corporation dated October 27, 2005.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
BANNER CORPORATION

Date: October 27, 2005	By:/s/ D. Michael Jones
D. Michael Jones
President and Chief Executive Officer


Exhibit 99.1


                                                                                 Contact: D. Michael Jones,
                                                                                               PRESIDENT AND CEO
                                                                                               LLOYD W. BAKER, CFO
                                                                                              (509)527-3636

News Release

BANNER CORPORATION'S THIRD QUARTER PROFITS INCREASE 10%
TO $5.7 MILLION, AS BOTH LOANS AND DEPOSITS INCREASE 19%

Walla Walla, WA - October 27, 2005 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported improved third quarter profits as a result of continued loan and deposit growth. Net income increased 10% to $5.7 million, or $0.47 per diluted share, in the third quarter ended September 30, 2005, compared to $5.2 million, or $0.44 per diluted share, in the third quarter a year ago. For the first nine months of 2005, Banner's net income increased 9% to $15.4 million, compared to $14.1 million in the first nine months of 2004.

"The investments we are making in our branch network, marketing programs and lending teams are combining to produce solid results, as demonstrated by our third quarter profits," said D. Michael Jones, President and Chief Executive Officer. "Our efforts have paid off as we have increased both loans and deposits 19% over the past twelve months. Transaction and savings accounts comprise the bulk of this new deposit growth over the past year as balances for these types of accounts have increased 33%. Much of this deposit growth can be attributed to our successful franchise expansion, which we are continuing. In the third quarter we opened offices in Vancouver and Walla Walla, Washington and Boise, Idaho, and this month we opened an office in Beaverton, Oregon. Before year-end, we expect to be operating our new branch in Burlington, Washington and to have construction substantially complete for new offices in Pasco, Washington and Twin Falls, Idaho."

In the third quarter ended September 30, 2005, Banner issued $25 million of trust preferred securities to help fund its expanding operations. "Trust preferred securities are an excellent source of capital to support our continued growth," said Jones. "The proceeds from this offering provide additional flexibility with regard to the capital structure of both the Bank and the Company. We currently have over $40 million of unencumbered cash at the holding company level that could be used to fund the Bank's capital needs, acquisitions, stock repurchases or the prepayment of more costly trust preferred securities issued in prior years."

Third Quarter 2005 Highlights (Compared to Third Quarter 2004)

  Assets grew 13% to $3.19 billion.
  Loans increased 19% to $2.33 billion.
  Non-interest bearing deposits increased 40% and total deposits increased 19% to $2.28 billion.
  Non-performing assets declined by 41% (and 19% since June 30, 2005).
  Revenues advanced 11% to $33.1 million.
  Net income increased 10% to $5.7 million.
  Net interest income before provision for loan losses grew 12% to $28.1 million.

Income Statement Review

For the third quarter, net interest income before the provision for loan losses increased 12% to $28.1 million, compared to $25.1 million in the same quarter a year ago. Revenues (net interest income before the provision for loan losses plus other operating income) grew 11% to $33.1 million in the third quarter, from $29.9 million last year. Total other operating income for the third quarter increased 5% to $5.0 million, compared to $4.8 million for the same quarter last year. Income from deposit fees and other service charges increased 19% to $2.6 million in the third quarter, compared to $2.1 million for the same period in 2004. Income from mortgage banking operations increased 21% to $1.7 million in the third quarter, compared to $1.4 million in the third quarter a year ago.

(more)


BANR-Third Quarter Results
October 27, 2005

For the nine-month period ended September 30, 2005, net interest income before the provision for loan losses increased 12% to $80.0 million, compared to $71.2 million in the same period a year ago. Revenues increased 12% to $93.6 million in the first nine months of 2005, compared to $83.9 million in the nine-month period a year ago. Total other operating income increased 7% to $13.6 million in the first nine months of 2005, compared to $12.7 million in the first nine months of 2004.

Primarily as a result of Banner's branch expansion program over the past twelve months, other operating expenses increased to $23.6 million in the third quarter, compared to $20.9 million in the third quarter last year. For the first nine months of 2005, other operating expenses were $67.7 million, an increase from $59.3 million in the first nine months of 2004. The ratio of other operating expense (expense ratio) to average assets was 2.98% for the third quarter, compared to 3.02% for the second quarter of 2005 and 2.98% for the third quarter a year ago.

"So far during 2005 we have opened new branches in Beaverton, Oregon, Boise, Idaho and Vancouver, Kent, Everett, Edmonds, Lynnwood, Mercer Island and East Wenatchee, Washington. In addition, we have relocated branches in Lynden, Spokane and Walla Walla, Washington. We also saw significant progress on the construction of our four other southwestern Idaho branch offices, which we expect to open within the next six to twelve months. Operating expenses will continue to be higher as a result of our expansion, but over time these new branches should help improve our profitability by providing low cost deposits and proportionately reducing our borrowings from the Federal Home Loan Bank," said Jones. In part reflecting its enhanced deposit gathering ability, Banner has reduced its dependence on borrowings from the Federal Home Loan Bank of Seattle ("FHLB") 17% to $485 million at September 30, 2005 from $584 million just nine months earlier.

Banner's net interest margin was 3.77% for the third quarter of 2005, an improvement from 3.75% in the previous quarter. The net interest margin was 3.79% for the third quarter of 2004. For the first nine months of the year, the net interest margin was 3.75%, a four basis point improvement from 3.71% for the same period last year. "We experienced a modest expansion in our net interest margin from the previous quarter as a result of the shift in our loan and deposit mix and increasing asset yields, despite higher funding costs as a result of increasing short-term interest rates," said Jones. Funding costs were up 17 basis points compared to the previous quarter and up 63 basis points from the same quarter a year earlier. However, asset yields were also higher, increasing by 19 and 61 basis points, respectively, compared to the quarters ended June 30, 2005 and September 30, 2004. "As we have noted before, our exposure to interest rate risk remains very manageable; however, we do expect modest expansion of our margin over future periods as a result of our improving funding mix," said Jones.

In contrast with last year, for the first nine months of 2005 Banner Bank did not record any dividend income on its investment in stock of the FHLB. For the quarter and the nine months ended September 30, 2004, Banner Bank recorded $311,326 and $1,004,834, respectively, of dividend income on its FHLB stock, which contributed five basis points to the margin calculations for both of those periods.

Balance Sheet Review

Total deposits grew 19%, to $2.28 billion at September 30, 2005, compared to $1.91 billion at September 30, 2004. Non-interest bearing deposits increased 40% at September 30, 2005 compared to a year ago, and increased 7% compared to June 30, 2005. "Deposit growth over the past year has been very strong with non-interest bearing deposits and transaction accounts leading the way," said Jones. Transaction and savings accounts grew 33% during the twelve months ending September 30, 2005, while certificates of deposit increased 8%.

Assets reached $3.19 billion at September 30, 2005, a 13% increase from $2.83 billion a year earlier. Net loans increased 19%, to $2.33 billion at September 30, 2005, from $1.95 billion a year ago. "Although slowing from the record pace of the two previous quarters, the major components of the loan portfolio showed significant growth in the last year," said Jones. "Compared to a year ago, we increased commercial and multifamily real estate loans 7%, construction and land loans 47% and commercial and agricultural business loans 13%. In addition, over the same period our credit quality indicators have improved dramatically."

(more)


BANR-Third Quarter Results
October 27, 2005

Book value per share was $19.01 at September 30, 2005, an improvement from $18.77 a year earlier. Tangible book value per share was $15.89 at September 30, 2005, compared to $15.53 a year earlier. Return on average assets was 0.72% for the third quarter of 2005 compared to 0.74% in the third quarter of 2004. Return on average equity was 10.03% in the third quarter of 2005 compared to 9.84% during the same period in 2004.

Credit Quality

Non-performing assets decreased 41% to $13.9 million, or 0.44% of total assets, at September 30, 2005, compared to $23.7 million, or 0.84% of total assets, a year ago, reflecting significant progress in reducing the Company's credit risk. Non-performing assets decreased 19% compared to the previous quarter. At June 30, 2005, Banner's non-performing assets totaled $17.3 million or 0.55% of total assets. The provision for loan losses for the third quarter was $1.3 million, compared to $1.4 million in the same quarter of 2004 and $1.3 million for the quarter ended June 30, 2005. Net loan charge-offs in the third quarter of 2005 were $527,000, or 0.02% of average loans outstanding. "Recent trends in credit quality have been very encouraging and have allowed us to maintain the current level of loan loss provisioning despite significant growth in outstanding balances," said Jones. At September 30, 2005, the allowance for loan losses totaled $30.6 million, representing 1.29% of total loans outstanding.

Conference Call

The Company will host a conference call today, Thursday, October 27, 2005, at 8:00 a.m. PDT, to discuss third quarter results. The conference call can be accessed live by telephone at 303-262-2139. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11032893# until Thursday, November 3, 2005 or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 53 branch offices and 14 loan offices in 24 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

(tables follow)


BANR-Third Quarter Results
October 27, 2005

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
( In thousands except share and per share data )	Sep 30, 2005	Jun 30, 2005	Sep 30, 2004	Sep 30, 2005	Sep 30, 2004

INTEREST INCOME:
Loans receivable	$43,646	$39,842	$33,051	$119,625	$92,368
Mortgage-backed securities	3,330	3,586	4,155	10,589	13,076
Securities and cash equivalents	2,990	2,943	3,194	8,782	9,415
	49,966	46,371	40,400	138,996	114,859
INTEREST EXPENSE:
Deposits	14,086	12,146	9,074	36,646	25,342
Federal Home Loan Bank advances	5,920	5,927	5,058	17,464	15,145
Other borrowings	472	392	257	1,196	717
Junior subordinated debentures	1,405	1,193	911	3,665	2,446
	21,883	19,658	15,300	58,971	43,650
Net interest income before provision for loan losses	28,083	26,713	25,100	80,025	71,209

PROVISION FOR LOAN LOSSES	1,300	1,300	1,444	3,803	4,344
Net interest income	26,783	25,413	23,656	76,222	66,865
OTHER OPERATING INCOME:
Deposit fees and other service charges	2,555	2,401	2,148	6,960	6,048
Mortgage banking operations	1,672	1,645	1,383	4,548	4,087
Loan servicing fees	466	232	711	1,137	1,324
Gain on sale of securities	- -	8	67	8	140
Miscellaneous	288	339	441	950	1,092
Total other operating income	4,981	4,625	4,750	13,603	12,691
OTHER OPERATING EXPENSE:
Salary and employee benefits	15,758	15,263	13,719	44,814	38,846
Less capitalized loan origination costs	(2,677)	(2,753)	(1,806)	(7,471)	(5,184)
Occupancy and equipment	3,550	3,394	2,791	10,171	7,923
Information / computer data services	1,258	1,193	1,107	3,568	3,149
Professional services	760	818	746	2,379	2,451
Marketing and advertising	1,801	1,512	1,108	4,664	3,557
Miscellaneous	3,111	3,373	3,257	9,539	8,544
Total other operating expense	23,561	22,800	20,922	67,664	59,286
Income before provision for income taxes	8,203	7,238	7,484	22,161	20,270
PROVISION FOR INCOME TAXES	2,537	2,222	2,322	6,772	6,197
NET INCOME	$5,666	$5,016	$5,162	$15,389	$14,073

Earnings per share
Basic	$0.49	$0.43	$0.46	$1.33	$1.27
Diluted	$0.47	$0.42	$0.44	$1.29	$1.20
Cumulative dividends declared per common share	$0.17	$0.17	$0.16	$0.51	$0.48
Weighted average shares outstanding
Basic	11,593,365	11,531,987	11,168,735	11,532,244	11,120,318
Diluted	11,951,058	11,895,158	11,736,415	11,922,456	11,702,890
Shares repurchased during the period	6,047	67,522	104	81,597	19,786

(more)


BANR-Third Quarter Results
October 27, 2005

FINANCIAL CONDITION
( In thousands except share and per share data )	Sep 30, 2005	Jun 30, 2005	Sep 30, 2004	Dec 31, 2004
ASSETS
Cash and due from banks	$117,669	$82,266	$65,800	$51,767
Securities available for sale	483,395	526,629	583,196	547,835
Securities held to maturity	51,784	50,801	49,554	49,914
Federal Home Loan Bank stock	35,844	35,844	35,698	35,698
Loans receivable:
Held for sale	3,462	5,837	8,303	2,145
Held for portfolio	2,361,549	2,308,808	1,976,100	2,090,703
Allowance for loan losses	(30,561)	(29,788)	(29,407)	(29,610)
	2,334,450	2,284,857	1,954,996	2,063,238
Accrued interest receivable	15,371	17,015	14,930	15,097
Real estate owned held for sale, net	1,437	1,290	2,923	1,485
Property and equipment, net	47,252	45,091	35,351	39,315
Goodwill and other intangibles, net	36,303	36,325	36,405	36,369
Deferred income tax asset, net	8,853	6,612	5,266	5,888
Bank-owned life insurance	36,545	36,154	34,957	35,371
Other assets	17,144	16,986	11,086	15,090
	$3,186,047	$3,139,870	$2,830,162	$2,897,067
LIABILITIES

Deposits:
Non-interest-bearing	$322,043	$302,266	$229,624	$234,761
Interest-bearing transaction and savings accounts	811,748	729,983	624,461	635,972
Interest-bearing certificates	1,141,455	1,142,666	1,057,087	1,055,176
	2,275,246	2,174,915	1,911,172	1,925,909

Advances from Federal Home Loan Bank	484,858	566,458	530,958	583,558
Other borrowings	69,577	65,905	79,080	68,116

Junior subordinated debentures	97,942	72,168	72,168	72,168

Accrued expenses and other liabilities	30,609	27,511	21,288	25,027
Deferred compensation	6,329	6,010	4,931	5,208
Income taxes payable	300	6,185	50	1,861
	2,964,861	2,919,152	2,619,647	2,681,847
STOCKHOLDERS' EQUITY
Common stock	128,516	128,210	125,672	127,460
Retained earnings	101,817	98,124	88,796	92,327
Accumulated other comprehensive income ( loss )	(5,529)	(1,952)	183	(888)
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(3,096)	(3,096)	(3,628)	(3,096)
Net carrying value of stock related deferred compensation plans	(522)	(568)	(508)	(583)
	221,186	220,718	210,515	215,220
	$3,186,047	$3,139,870	$2,830,162	$2,897,067

Shares Issued:
Shares outstanding at end of period	12,007,725	11,991,074	11,652,816	11,856,889
Less unearned ESOP shares at end of period	374,595	374,595	438,985	374,595
Shares outstanding at end of period excluding unearned ESOP shares	11,633,130	11,616,479	11,213,831	11,482,294

Book value per share (1)	$19.01	$19.00	$18.77	$18.74
Tangible book value per share (1)	$15.89	$15.87	$15.53	$15.58

Consolidated Tier 1 leverage capital ratio	8.55%	8.55%	8.85%	8.93%

(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan ( ESOP ).

(more)


BANR-Third Quarter Results
October 27, 2005

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

LOANS ( including loans held for sale ):	Sep 30, 2005	Jun 30, 2005	Sep 30, 2004	Dec 31, 2004

Commercial real estate	$562,612	$562,240	$531,714	$547,574
Multifamily real estate	118,756	119,668	104,713	107,745
Construction and land	663,943	631,557	451,393	506,137
Commercial business	430,374	436,428	364,235	395,249
Agricultural business including secured by farmland	157,955	149,651	156,110	148,343
One- to- four-family real estate	341,183	327,249	298,759	307,986
Consumer	90,188	87,852	77,479	79,814

Total loans outstanding	$2,365,011	$2,314,645	$1,984,403	$2,092,848

NON-PERFORMING ASSETS:	Sep 30, 2005	Jun 30, 2005	Sep 30, 2004	Dec 31, 2004

Loans on non-accrual status	$12,205	$15,859	$20,091	$15,416
Loans more than 90 days delinquent, still on accrual	116	110	579	472

Total non-performing loans	12,321	15,969	20,670	15,888
Real estate owned ( REO ) / Repossessed assets	1,622	1,290	3,051	1,559

Total non-performing assets	$13,943	$17,259	$23,721	$17,447

Total non-performing assets / Total assets	0.44%	0.55%	0.84%	0.60%

	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2005	Jun 30, 2005	Sep 30, 2004	Sep 30, 2005	Sep 30, 2004
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$29,788	$29,736	$28,037	$29,610	$26,060

Provision	1,300	1,300	1,444	3,803	4,344

Recoveries of loans previously charged off	465	219	975	1,057	1,411
Loans charged-off	(992)	(1,467)	(1,049)	(3,909)	(2,408)

Net ( charge-offs ) recoveries	(527)	(1,248)	(74)	(2,852)	(997)

Balance, end of period	$30,561	$29,788	$29,407	$30,561	$29,407

Net charge-offs / Average loans outstanding	0.02%	0.06%	0.00%	0.13%	0.05%
Allowance for loan losses / Total loans outstanding	1.29%	1.29%	1.48%	1.29%	1.48%

(more)


BANR-Third Quarter Results
October 27, 2005

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended			Nine Months Ended

OPERATING PERFORMANCE:	Sep 30, 2005	Jun 30, 2005	Sep 30, 2004	Sep 30, 2005	Sep 30, 2004

Average loans	$2,342,995	$2,224,089	$1,952,163	$2,231,768	$1,854,229
Average securities and deposits	610,881	630,141	683,520	624,732	706,990
Average non-interest-earning assets	186,650	175,705	155,668	177,391	156,169
Total average assets	$3,140,526	$3,029,935	$2,791,351	$3,033,891	$2,717,388

Average deposits	$2,182,452	$2,069,062	$1,858,240	$2,071,499	$1,768,856
Average borrowings	699,664	708,660	700,034	709,217	719,220
Average non-interest-earning liabilities	34,218	32,409	24,321	31,948	21,429
Total average liabilities	2,916,334	2,810,131	2,582,595	2,812,664	2,509,505

Total average stockholders' equity	224,192	219,804	208,756	221,227	207,883
Total average liabilities and equity	$3,140,526	$3,029,935	$2,791,351	$3,033,891	$2,717,388

Interest rate yield on loans	7.39%	7.19%	6.74%	7.17%	6.65%
Interest rate yield on securities and deposits	4.10%	4.16%	4.28%	4.15%	4.25%
Interest rate yield on interest-earning assets	6.71%	6.52%	6.10%	6.51%	5.99%

Interest rate expense on deposits	2.56%	2.35%	1.94%	2.37%	1.91%
Interest rate expense on borrowings	4.42%	4.25%	3.54%	4.21%	3.40%
Interest rate expense on interest-bearing liabilities	3.01%	2.84%	2.38%	2.84%	2.34%
Interest rate spread	3.70%	3.68%	3.72%	3.67%	3.65%
Net interest margin	3.77%	3.75%	3.79%	3.75%	3.71%

Other operating income / Average assets	0.63%	0.61%	0.68%	0.60%	0.62%
Other operating expense / Average assets	2.98%	3.02%	2.98%	2.98%	2.91%
Efficiency ratio ( other operating expense / revenue )	71.26%	72.76%	70.09%	72.27%	70.66%
Return on average assets	0.72%	0.66%	0.74%	0.68%	0.69%
Return on average equity	10.03%	9.15%	9.84%	9.30%	9.04%
Average equity / Average assets	7.14%	7.25%	7.48%	7.29%	7.65%

(# # #)
